UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2014

Freescale Semiconductor, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-35184	98-0522138
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6501 William Cannon Drive West, Austin, Texas		78735
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-895-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective June 2, 2014, Alan Campbell will retire as Senior Vice President and Chief Financial Officer of Freescale Semiconductor, Ltd. (the “Company”). On January 13, 2014, the Company announced that Mr. Campbell had given notice of his decision to retire from the Company after a transition period to identify his successor. After June 2, 2014, Mr. Campbell will remain employed by the Company for a period of time and will perform tasks as assigned from time to time by the Chief Executive Officer. There were no disagreements with the Company on any matters relating to its operations, policies or practices that led to Mr. Campbell’s decision.

(c) On April 24, 2014, the Company also issued a press release announcing that the Company has named Daniel Durn as the Company’s new Senior Vice President and Chief Financial Officer effective June 2, 2014. Mr. Durn will be based in Austin, Texas. There are no arrangements or understandings between Mr. Durn and any other person pursuant to which he was elected as an executive officer of the Company. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Mr. Durn, 47, is joining the Company from GLOBALFOUNDRIES, where he served as chief financial officer and executive vice president of finance and administration since 2011. Prior to that role, Mr. Durn served as executive director of the investment and strategy unit of GLOBALFOUNDRIES’ parent company, the Advanced Technology Investment Company (“ATIC”) from 2009 to November 2011. Prior to joining ATIC, Mr. Durn was an investment banker and a member of the merger leadership group at Goldman Sachs.

Mr. Durn has no relationships or transactions with the Company which are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e) In connection with his employment, Mr. Durn will receive: (1) an annual base salary of $550,000; (2) an initial annual bonus target of $550,000 under the Freescale Bonus Plan; (3) long-term incentive equity awards with a value equal to $1,500,000 divided equally among (A) non-qualified options, (B) restricted share units, and (C) performance based restricted stock units (“pRSU”) prorated based on the commencement of employment; (4) a sign-on cash bonus of $500,000 to be paid within 45 days of the commencement of employment; (5) a sign-on long term incentive with a value equal to $1,500,000 divided equally between non-qualified options and restricted share units; (6) a make whole grant of restricted share units with a value equal to $2,000,000; and (7) a make whole cash bonus of $1,500,000 to be paid in three equal installments, the first of which will be paid within 45 days of the commencement of employment, and then the first and second anniversaries of Mr. Durn’s employment.

Mr. Durn is eligible to participate in the Freescale Bonus Plan, subject to the terms and conditions outlined in the bonus plan documents in effect for the applicable period, which is comprised of two six-month bonus plans. In 2014, Mr. Durn is guaranteed 100% of his initial annual target bonus of $550,000. In 2015, Mr. Durn is guaranteed at least 50% of his annual bonus target.

All equity and cash awards described in (3), (5), (6) and (7) above were made under the Company’s 2011 Omnibus Incentive Plan (the “Plan”). The pRSUs are granted pursuant to a pRSU award agreement under the Plan and are subject to the Company’s relative Total Shareholder Return (TSR) as compared to the TSR of peer companies between January 1, 2014 and December 31, 2016, and will vest one-hundred percent (100%) on the third anniversary of the date of grant. The options and restricted share awards described in (3), (5) and (6) above will each vest in four equity installments of twenty-five percent (25%) each on the first, second, third and fourth anniversary of the date of grant, subject to the terms and conditions applicable to awards under the Plan.

Mr. Durn’s restricted share units and the cash award each as described in (6) and (7) above, were designed to replace the value of the awards granted by GLOBALFOUNDRIES and cancelled upon Mr. Durn’s termination of employment. If Mr. Durn’s employment is terminated without Cause or by him for Good Reason before the awards are fully vested, all unvested portions of the awards will immediately become vested. “Cause” and “Good Reason” will have the meanings set forth in the Freescale Semiconductor, Inc. Executive Severance Plan for Senior Vice Presidents (the “Severance Plan”).

Mr. Durn will be eligible to participate in relocation, welfare, retirement, perquisite and other benefit plans established by the Company for its senior management generally.

Mr. Durn will be eligible to receive benefits under the Severance Plan, which provides the following payments and benefits in the event that employment is terminated by the Company for any reason other than termination for Cause, death or Disability (as those terms are defined in the Severance Plan): (i) accrued but unpaid salary through the date of termination; (ii) payment for accrued but unused paid time off; (iii) his short-term cash bonus for the performance period immediately preceding the performance period in which the date of termination occurs, if such bonus has been determined but not paid as of the date of termination; (iv) payment of a prorated portion of his short-term cash bonus based on actual Company performance payable in respect of the performance period in which the termination date occurs ((i), (ii), (iii) and (iv) are collectively known as the “Severance Plan Obligations”); (v) cash payment equal to the sum of his annual base salary and target bonus; and (vi) continuation of medical and life insurance benefits for a period of up to one year after termination date.

Under the Severance Plan, if within a period of two years following a Change in Control, employment is terminated by the Company other than for Cause, death or Disability, or it is terminated by Mr. Durn for Good Reason (as those terms are defined in the Severance Plan), he will be entitled to receive: (i) the Severance Plan Obligations; (ii) a cash payment equal to one and a half times his annual base and target bonus for the year of termination; and (iii) continued medical and life insurance benefits for a period of one and a half years following the date of termination at the same cost as active employees.

The Severance Plan and applicable award agreements contain restrictive covenants including non-solicitation and non-competition provisions that remain in effect during the periods following the termination of employment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated April 24, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freescale Semiconductor, Ltd.

April 24, 2014	By:	/s/ Dathan C. Voelter

Name: Dathan C. Voelter
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 24, 2014.